                                                                  EXHIBIT 10-D


                                SECOND AMENDMENT

                         Dated as of November 22, 1994


                 THIS SECOND AMENDMENT is entered into among FOXMEYER CORPORATION (formerly FoxMeyer Acquisition Corp., the successor in interest by merger to FoxMeyer Corporation), a Delaware corporation (the "Seller"), CORPORATE ASSET FUNDING COMPANY, INC., a Delaware corporation ("CAFCO"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation ("Enterprise" and, together with CAFCO, the "Investors" and individually an "Investor"), CITIBANK, N.A., a national banking association ("Citibank"), NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association, individually ("NationsBank") and as co-agent (the "Co-Agent"), CITICORP NORTH AMERICA, INC., individually ("CNAI") and as agent (the "Agent"), and the other financial institutions listed on the signature pages hereof under the heading "A Syndicate Banks" (the "A Syndicate Banks") or "B Syndicate Banks", respectively (the "B Syndicate Banks" and, together with Citibank, NationsBank and the A Syndicate Banks, the "Banks"), such Banks being the financial institutions willing, on the terms and conditions set forth herein, to continue their respective obligations, or to assume certain obligations, as applicable, to purchase (i) in the case of each A Syndicate Bank, "Percentage Interests" (as such term is defined in that certain Asset Purchase Agreement dated as of November 3, 1993, as amended by the Amendment dated as of October 27, 1994 (said Asset Purchase Agreement as so amended being the "Asset Purchase Agreement"), between each A Syndicate Bank and the Agent), in respect of Eligible Assets purchased by CAFCO from time to time under and as defined in the Trade Receivables Purchase and Sale Agreement dated as of October 29, 1993, as amended by the Amendment dated as of October 27, 1994 (said Agreement as so amended being the "Investor Agreement") among the Seller, the Investors, the Agent and the Co-Agent, and (ii) in the case of each Bank, ratable interests in Eligible Assets purchased from time to time under and as defined in the Trade Receivables Purchase and Sale Agreement dated as of October 29, 1993, as amended by the Amendment dated as of October 27, 1994 (said

Agreement as so amended being the "Parallel Purchase Commitment" and, together with the Investor Agreement, the "Agreements") among the Seller, the Banks, CNAI, the Agent and the Co-Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the respective Agreements.

                 PRELIMINARY STATEMENT. Citibank, NationsBank, the other Banks, the Seller, the Investors, CNAI, the Agent and the Co-Agent, on the terms and conditions stated below, have agreed, among other things, to extend the Facility Termination Date under the Investor Agreement, the Purchase Termination Date under the Asset Purchase Agreement (in the case of the A Syndicate Banks) and the Commitment Termination Date under the Parallel Purchase Commitment, in each case to November 21, 1995, to increase the aggregate Purchase Limit under the Investor Agreement and the aggregate Commitments under the Parallel Purchase Commitment to $200,000,000, to reduce, under certain circumstances, the Commitment Fee payable under the Parallel Purchase Commitment, and to provide the Seller with a new computation of the Investor Rate under and as defined in the Investor Agreement.

                 SECTION 1. Amendments to the Investor Agreement. The Investor Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, hereby amended as follows:

                 (a) Each of the definition of the term "Collections", contained in Section 1.01 thereof, and Section 5.01(i) of the Investor Agreement, is amended by adding after the reference to "Section 2.07(a)" contained therein the words "or Section 10.02".

                 (b) The definition of the term "Concentration Limit", contained in Section 1.01 thereof, is amended by replacing the percentage "3%" contained therein with the percentage "4%".

                 (c) Clause (iii) of the definition of the term "Eligible Receivable", contained in Section 1.01 thereof, is amended by replacing the percentage "7%" contained therein with the percentage "10%".

                 (d) Clause (v) of the definition of the term "Eligible Receivable", contained in Section 1.01 thereof, is amended in its entirety to read as follows:
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                                       3

                          "(v)  which is required to be paid in full either (A)
                 within 60 days from its original billing date, or (B) in the case of any Receivable either arising from the sale of merchandise (up to a maximum invoice amount of $100,000) to an Obligor for a new store of such Obligor which merchandise was ordered prior to the first day on which such store is open for business or in respect of which the applicable Selling Party has made available to the Obligor thereof special promotions generally related to the special promotions offered to such Selling Party by the manufacturer of the merchandise the sale of which gave rise to such Receivable, either (1) within 120 days from its original billing date or (2) within 60 days from the date of determination as to whether or not such Receivable is an Eligible Receivable;".

                 (e) The definition of the term "Facility Termination Date", contained in Section 1.01 thereof, is amended by replacing the date "November 30, 1994" contained therein with the date "November 21, 1995".

                 (f) Clause (iii) of the definition of the term "Loss Percentage", contained in Section 1.01 thereof, is amended by replacing the percentage "15%" contained therein with the percentage "12%".

                 (g) The definition of the term "Purchase Limit", contained in Section 1.01 thereof, is amended by replacing the figure "$75,000,000" contained therein with the figure "$120,000,000" and the figure "$50,000,000" contained therein with the figure "$80,000,000".

                 (h) The definitions of the terms "Applicable LIBOR Margin", "Applicable LIBOR Margin Ratio", "Capital", "Credit Agreement", "Delinquency Ratio", "Fee Letter", "Funded Debt", "Interest Expense", "Investor Rate", "Net Worth", "Obligor", "Operating Subsidiary", "Receivable", "Selling
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                                       4

         Subsidiary" and "Selling Subsidiary Letter", contained in Section 1.01 thereof, are amended in their entirety to read as follows, respectively:

                          "Applicable LIBOR Margin' means 0.50% per annum;
                 provided, however, that, except as otherwise set forth below, the Applicable LIBOR Margin shall be subject to reduction or increase on the first day of each calendar month (each an 'Effective Date'), commencing with the first day of the calendar month following the first delivery of a certificate pursuant to Section 5.02(e)(i), based on the Applicable Coverage Ratio as calculated and set forth in the then most recent certificate delivered pursuant to Section 5.02(e)(i), as follows: from and after each Effective Date and to (but not including) the next succeeding Effective Date, the Applicable LIBOR Margin shall be the percentage per annum set forth opposite the Applicable Coverage Ratio below (calculated and set forth in such certificate):

                            Applicable                        Applicable
                           LIBOR Margin                          Coverage Ratio
                           ------------                          --------------
                                 0.325%                     Greater than 5.00 to 1.00

                                 0.425%                     Greater than 4.50 to 1.00, but less than or equal to 5.00 to
                                                            1.00

                                 0.500%                     Greater than 4.00 to 1.00, but less than or equal to 4.50 to
                                                            1.00

                                 0.5625%                    Greater than 3.50 to 1.00, but less than or equal to 4.00 to
                                                            1.00

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                                       5

                                 0.625%                     Greater than 3.00 to 1.00, but less than or equal to 3.50 to
                                                            1.00

                                 0.875%                     Less than or equal to 3.00 to 1.00

                 provided, further, however, that (a) if no certificate is delivered under Section 5.02(e)(i) during the month prior to an Effective Date, the Applicable LIBOR Margin from and after such Effective Date to (but not including) the next succeeding Effective Date as to which such a certificate is delivered shall be 0.875% per annum, and (b) if on any day the Applicable Leverage Ratio is greater than 0.50 to 1.00, the Applicable LIBOR Margin for such day shall be the percentage per annum otherwise provided above plus 0.125% per annum, provided that the Applicable Leverage Ratio shall be deemed to be greater than 0.50 to 1.00 for each day during a calendar month as to which a certificate is not delivered as contemplated by Section 5.02(e)(ii); and provided, further, however, that notwithstanding the foregoing, during each period during which any Special Remedy Event shall have occurred and be continuing, the Applicable LIBOR Margin shall be 2.5% per annum."

                          "Applicable Coverage Ratio' means, as of any date,
                 the ratio of (a) (i) EBIT, plus (ii) amortization and depreciation expense, plus (iii) the Development Cost Interest Coverage Ratio Adjustment Amount, in each case of clauses (i) through (iii) of the Seller and the Consolidated Subsidiaries for the 12-month period ended on such date, to (b) Interest Expense, plus interest income then being currently received (to the extent such income is netted against interest charges in computing Interest Expense), for such period."
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                                       6

                          "Capital' of any Eligible Asset means the original
                 amount paid to the Seller for such Eligible Asset at the time of its acquisition by the purchasers thereof pursuant to Sections 2.01 and 2.02, or such amount divided or combined by any dividing or combining of such Eligible Asset pursuant to
                 Section 2.09, in each case reduced from time to time by Collections received and distributed on account of such Capital pursuant to Section 2.06 or as contemplated by Section 7.01(i); provided, however, that if such Capital of such Eligible Asset shall have been reduced by any distribution of any portion of Collections and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Capital of such Eligible Asset shall be increased by the amount of such distribution, all as though such distribution had not been made."

                          "Credit Agreement' means the Amended and Restated
                 Loan Agreement dated as of April 29, 1993, as amended by the First Amendment to Amended and Restated Loan Agreement dated as of October 18, 1993, the Second Amendment to Amended and Restated Loan Agreement dated as of June 20, 1994, the Third Amendment to Amended and Restated Loan Agreement dated as of August 26, 1994 and the Fourth Amendment to Amended and Restated Loan Agreement dated as of November 22, 1994, among the Seller as Borrower, each Selling Subsidiary as Guarantors, the Lenders and Issuer referred to therein, and Citicorp USA, Inc. as Administrative Agent and NationsBank of Texas, N.A. and Banque Paribas as Co-Agents, as further amended, supplemented or otherwise modified from time to time."

                          "Delinquency Ratio' means the ratio (expressed as a
                 percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables of the
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                                       7

                 Seller that were Delinquent Receivables at the end of each of the preceding three months, respectively, by (ii) the aggregate Outstanding Balance of all Pool Receivables of the Seller at the end of each of such months, respectively."

                          "Fee Letter' means the letter agreement regarding
                 fees, dated the date hereof, between the Seller and the Agent and the Co-Agent, as amended by the Second Amendment dated as of November 22, 1994 amending, among other things, and among the parties to this Agreement and the Parallel Purchase Commitment, and as further amended, modified or supplemented from time to time."

                          "Funded Debt' means, as of the date of any
                 determination, the sum of the following (without duplication):
                 (a) all Debt evidenced by the Notes or the B Borrowing Account (in each case as defined in the Credit Agreement) as of such date, (b) all Debt evidenced by the Seller's 7.09% Senior Notes due April 15, 2005, as of such date, (c) all Debt consisting of Subordinated Debt as of such date, (d) all Debt which would be classified as 'funded debt' or 'long-term debt', including the current portions thereof, on a consolidated balance sheet of the Seller and the Consolidated Subsidiaries prepared as of such date in accordance with GAAP,
                 (e) all Debt of the Seller or any Consolidated Subsidiary having a final maturity (or which is renewable or extendible at the option of the obligor for a period ending) more than one year after the date of creation thereof, notwithstanding that payments in respect thereof are required to be made by such obligor less than one year after the date of the creation thereof or that any amount thereof is at the time included also in Current Liabilities of such obligor, (f) all Debt of the Seller or any Consolidated Subsidiary outstanding under a revolving credit or similar agreement providing for
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                                       8

                 borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding that any such Debt is created within one year of the expiration of such agreement,
                 (g) the present value (discounted at the implicit rate, if known, or ten percent (10%) per annum otherwise) of all obligations in respect of Capital Leases of the Seller or any Consolidated Subsidiary and (h) Redeemable Capital Stock of the Seller valued at the greater of its voluntary or involuntary maximum fixed repurchase or redemption price plus accrued and unpaid dividends. For purposes hereof, the 'maximum fixed repurchase or redemption price' of any Redeemable Capital Stock which does not have a fixed repurchase or redemption price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased or redeemed on any date on which Funded Debt shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock."

                          "Interest Expense' means, for any period, the
                 interest charges paid or accrued (without duplication) during such period (including imputed interest on Capital Lease obligations and amortization of debt discount, but excluding amortization of other debt expense, and net of interest income being currently received in cash during such period) on the Debt of the Seller and the Consolidated Subsidiaries."

                          "Investor Rate' for any Fixed Period for any Eligible
                 Asset means:
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                                       9

                                  (a) in the case of any CAFCO Asset owned by CAFCO, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by CAFCO from time to time as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of those promissory notes issued by CAFCO that are allocated, in whole or in part, by CNAI (on behalf of CAFCO) to fund the Purchase or maintenance of such CAFCO Asset during such Fixed Period, as determined by CNAI (on behalf of CAFCO) on the Rate Determination Date on which such Fixed Period ends and reported to the Seller and, if the Collection Agent is not the Seller, the Collection Agent, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by CNAI (on behalf of CAFCO); provided, however, that if any component of such rate is a discount rate, in calculating the 'Investor Rate' for such Fixed Period CNAI shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum, and

                                  (b)      in the case of any Enterprise Asset
                          or any CAFCO Asset not owned by CAFCO, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which commercial paper notes of the Owner thereof having a term equal to such Fixed Period and to be issued to fund the Purchase or maintenance of such Eligible Asset by such Owner may be sold by any placement agent or commercial paper dealer selected by such Owner, as agreed between each such agent or dealer and such Owner and notified by such Owner to the Co-Agent, the Agent and the

                          Collection Agent;provided, however, if the rate (or rates) as agreed between any such agent or dealer and such Owner with regard to any Fixed Period for any such Eligible Asset is a discount rate (or rates), the 'Investor Rate' for such Fixed Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum."

                          "Net Worth' means, as of the date of any
                 determination, the remainder of (a) the total stockholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of the Seller and the Consolidated Subsidiaries prepared as of such date in accordance with GAAP, minus (b) to the extent not deducted therefrom, the aggregate amount of all Redeemable Capital Stock, minus (c) the aggregate amount of gain from the sale of capital assets, gain from any write-up of assets and any other non-operating or extraordinary gain reflected in total stockholder's equity shown on such balance sheet; provided, however, that:

                                   (i)     for purposes of the minimum Net
                          Worth requirement of each Operating Subsidiary set forth in Section 5.03(h)(ii), Net Worth shall be determined without subtraction of the items described in clause (c) above and based upon the financial condition of such Operating Subsidiary only; and

                                  (ii) for purposes of the ratio calculated pursuant to Section 5.03(h)(v) and the Applicable Leverage Ratio, Net Worth shall be determined
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                                       11

                          without subtraction of the items described in clause
                          (c) above."

                          "Obligor' means any Person (other than Phar-Mor,
                 Inc., Medical Associates of America, Inc., Begley Drug, Inc., ALP Freddy's Limited Partners, T.M. Medical Supply, Tesoro International Inc., Metropolitan Wholesale and Reliable Drug Stores, Inc.) who is or becomes obligated to make payments pursuant to a Contract."

                          "Operating Subsidiary' means any Selling Subsidiary,
                 and 'Operating Subsidiaries' means all of such corporations."

                          "Receivable' means the indebtedness of any Obligor
                 under a Contract arising from a sale of merchandise, insurance or services by any Selling Party, and includes in each case the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto; provided, however, that in the case of any such sale by FoxMeyer Trading Company, such indebtedness will constitute a 'Receivable' hereunder only if such sale was made by such Selling Subsidiary's RX, Salon or Full Value business line."

                          "Selling Subsidiary' means FoxMeyer Drug Company, or
                 Harris Wholesale Company, a Delaware corporation, or FoxMeyer Trading Company, and 'Selling Subsidiaries' means all of such corporations."

                          "Selling Subsidiary Letter' means, collectively, the
                 respective letters, in each case in substantially the form of Exhibit E hereto, from the Selling Subsidiaries to the Agent, the Co-Agent and the Seller, as the same may from time to time be amended, modified or supplemented."

                 (i) Section 1.01 of the Investor Agreement is amended by adding thereto the following new definitions, to be added in the applicable alphabetical order:

                          "Applicable Leverage Ratio' means, as of any date,
                 the ratio of (i) the sum of (A) all consolidated Debt of the Seller and the Consolidated Subsidiaries (other than obligations under any Interest Rate Protection Agreements, and under agreements entered into in the ordinary course of business by the Seller or an Operating Subsidiary to repurchase at a discounted price inventory sold to customers of the Seller or such Operating Subsidiary) as of such date (or in the case of up to $6,000,000 in principal amount of Permitted Indebtedness (as defined in the Credit Agreement) consisting of industrial development revenue bonds and notes and mortgages, as of the end of the calendar month that includes such date) plus (B) the aggregate Capital and 'Capital' under and as defined in the Parallel Purchase Commitment outstanding as of such date to (ii) the sum of (A) all consolidated Debt of the Seller and the Consolidated Subsidiaries (other than obligations under any Interest Rate Protection Agreements, and under agreements entered into in the ordinary course of business by the Seller or an Operating Subsidiary to repurchase at a discounted price inventory sold to customers of the Seller or such Operating Subsidiary) as of such date (or in the case of up to $6,000,000 in principal amount of Permitted Indebtedness (as defined in the Credit Agreement) consisting of industrial development revenue bonds and notes and mortgages, as of the end of the calendar month that includes such date) plus (B) the aggregate Capital and 'Capital' under and as defined in the Parallel Purchase Commitment outstanding as of such date plus (C) the consolidated Net Worth of the Seller and the Consolidated Subsidiaries as of the end of the calendar month that includes such date."

                          "Co-Agent's Account' means the special account
                 (account number RR871) of Enterprise maintained at the office of Bankers Trust Company in New York, New York."

                          "Development Cost Debt Service Coverage Ratio
                 Adjustment Amount' means, as of any date of determination, the aggregate amount of any reduction of Operating Cash Flow attributable to any write-off of previously capitalized software development costs or any write-offs of the costs of, or loss on the disposition of, replaced computer software and related hardware; provided that the aggregate amount of the Development Cost Debt Service Coverage Ratio Adjustment Amount utilized during any period of 12 months shall not exceed $5,000,000 (prior to any adjustment for income taxes)."

                          "Development Cost Interest Coverage Ratio Adjustment
                 Amount' means, as of any date of determination, the aggregate amount of any reduction of EBIT attributable to any write-off of previously capitalized software development costs or any write-offs of the costs of, or loss on the disposition of, replaced computer software and related hardware; provided that the aggregate amount of the Development Cost Interest Coverage Ratio Adjustment Amount utilized during any period of 12 months shall not exceed $5,000,000 (prior to any adjustment for income taxes)."

                          "Subordinated Debt' mans unsecured Debt of the Seller
                 (a) in respect of which the Seller is directly obligated and none of the Operating Subsidiaries or other Consolidated Subsidiaries is directly, contingently or otherwise obligated (including by way of a Guaranty), (b) which has a final maturity and no scheduled redemptions or other payments prior to the expiration of one year after the Facility Termination Date and
                 (c) which is subordinated in right of payment to the prior payment of the obligations of the Seller under this Agreement on terms, and pursuant to documentation containing other terms (including interest, covenants and events of default), in form and substance satisfactory to the Agent in its discretion."

                 (j) The last sentence of Section 2.02 of the Investor Agreement is amended in its entirety to read as follows:

                 "The Agent shall on the last day of each Fixed Period notify the Seller of the Investor Rate applicable to the related CAFCO Assets, if any, for such Fixed Period and shall on the first day of each Fixed Period notify the Seller and the Co-Agent of the Assignee Rate (except in the case of any Enterprise Asset referred to in the preceding sentence) for such Fixed Period. The Co-Agent shall on the last day of each Fixed Period notify the Seller of the Investor Rate applicable to the related Enterprise Assets, if any, for such Fixed Period and, in the case of any Enterprise Asset referred to in the second preceding sentence, shall on the first day of each Fixed Period notify the Seller and the Agent of the Assignee Rate applicable thereto for such Fixed Period."

                 (k) Sections 2.05 and 2.06 of the Investor Agreement are amended in their entirety to read as follows, respectively:

                                  "SECTION 2.05.  Non-Liquidation Settlement
                 Procedures. On each day during each Settlement Period for each Eligible Asset (other than a Liquidation Day for such Eligible Asset or a Provisional Liquidation Day for such Eligible Asset), the Collection Agent shall: (i) out of Collections of Pool Receivables attributable to such Eligible Asset received on such day, set aside and hold in trust for the Owner of such Eligible Asset an amount equal to the Yield and Collection Agent Fee accrued through such day for such Eligible Asset and not so previously set aside and (ii) reinvest the remainder of such Collections, for the benefit of such Owner, by recomputation of such Eligible Asset pursuant to Section 2.04 as of the end of such day and the payment of such remainder to the Seller; provided, however, that, to the extent that the Agent or the Co-Agent or such Owner shall be required for any reason to pay over any amount of Collections which shall have been previously reinvested for the account of such Owner pursuant hereto, such amount shall be deemed not to have been so applied but rather to have been retained by the Seller and paid over for the account of such Owner and, notwithstanding any provision hereof to the contrary, such Owner shall have a claim against the Seller for such amount. On the second Business Day following the last day of each Settlement Period for such Eligible Asset in the case of any Eligible Asset for which Yield shall be determined for such Settlement Period with reference to the Investor Rate, and on the last day of each Settlement Period for each other Eligible Asset, the Collection Agent shall deposit to the Agent's Account for the account of the Owner of such Eligible Asset in the case of a CAFCO Asset, and to the Co-Agent's Account for the account of such Owner in the case of an Enterprise Asset, the amounts set aside for such Owner during such Settlement Period for such Eligible Asset as described in clause (i) of the first sentence of this Section 2.05. Upon the Agent's or the Co-Agent's, as applicable, receipt of such funds, the Agent or Co-Agent, as applicable, shall distribute such funds on such day to the Owner of such Eligible Asset in payment of the accrued Yield for such Eligible Asset, and to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such

                 Eligible Asset. If there shall be insufficient funds on deposit for the Agent or Co-Agent, as applicable, to distribute funds in payment in full of the aforementioned amounts for such Eligible Asset, the Agent or Co-Agent, as applicable, shall distribute funds, first, in payment of the accrued Yield for such Eligible Asset, and second, in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset.

                                  SECTION 2.06.  Liquidation Settlement
                 Procedures. On each Liquidation Day for each Eligible Asset and on each Provisional Liquidation Day for each Eligible Asset during each Settlement Period for such Eligible Asset, the Collection Agent shall set aside and hold in trust for the Owner of such Eligible Asset the Collections of Pool Receivables attributable to such Eligible Asset received on such day. On the second Business Day following the last day of each Settlement Period for such Eligible Asset in the case of any Eligible Asset for which Yield shall be determined for such Settlement Period with reference to the Investor Rate, and on the last day of each Settlement Period for each other Eligible Asset, the Collection Agent shall deposit to the Agent's Account for the account of the Owner of such Eligible Asset in the case of a CAFCO Asset, and to the Co-Agent's Account for the account of such Owner in the case of an Enterprise Asset, the amounts set aside during such Settlement Period for such Eligible Asset pursuant to the preceding sentence, but not to exceed the sum of (i) the aggregate accrued Yield for such Eligible Asset, (ii) the aggregate outstanding Capital of such Eligible Asset, (iii) the accrued Collection Agent Fee payable with respect to such Eligible Asset, and (iv) the aggregate amount of other amounts owed hereunder by the Seller to the Owner of such Eligible Asset. Any amounts not required to be set aside pursuant to the first sentence of this Section 2.06 and any amounts set aside pursuant to the first sentence of this
                 Section 2.06 and not required to be deposited to the Agent's Account or Co-Agent's Account, as applicable, pursuant to the foregoing provisions shall be paid to the Seller by the Collection Agent; provided, however, that, if amounts are set aside pursuant to the first sentence of this Section 2.06 on any Provisional Liquidation Day which is subsequently determined not to be a Liquidation Day, such amounts shall be applied pursuant to the first sentence of Section 2.05 on the day of such subsequent determination. Upon the Agent's or the Co-Agent's, as applicable, receipt of such funds, the Agent or Co-Agent, as applicable, shall distribute such funds (A) to the Owner of such Eligible Asset (x) in payment of the accrued Yield for such Eligible Asset, (y) in reduction (to zero) of the Capital of such Eligible Asset and (z) in payment of any other amounts owed by the Seller hereunder to the Owner of such Eligible Asset, and (B) to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset. If there shall be insufficient funds on deposit for the Agent or Co-Agent, as applicable, to distribute funds in payment in full of the aforementioned amounts, the Agent or Co-Agent, as applicable, shall distribute funds, first, in payment of the accrued Yield for such Eligible Asset, second, in reduction of Capital of such Eligible Asset, third, in payment of other amounts payable to the Owner of such Eligible Asset, and fourth, in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset."

                 (l) Section 2.08 of the Investor Agreement is amended in its entirety to read as follows:

                                  "SECTION 2.08.  Payments and Computations,

                 Etc. (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in lawful money of the United States in same day funds to the Agent's Account, in the case of any such amount payable with respect to any CAFCO Asset or to any Owner thereof or any Affiliate of any such Owner or to the Agent, or to the Co-Agent's Account, in the case of any such amount payable with respect to any Enterprise Asset or to any Owner thereof or any Affiliate of any such Owner or to the Co-Agent. The Agent or Co-Agent, as applicable, will promptly thereafter (on such day) cause to be distributed (i) like funds relating to the payment out of Collections in respect of Capital, Yield, Collection Agent Fee or other amounts payable out of Collections, to the Owners and the Collection Agent in accordance with the provisions of
                 Section 2.05 or 2.06, as applicable, and (ii) like funds relating to the payment by the Seller of fees and other amounts payable by the Seller hereunder, to the parties hereto for whose benefit such amounts were paid (and if such funds are insufficient, such distribution shall be made ratably according to the respective amounts thereof).

                          (b) The Seller shall, to the extent permitted by law, pay to the Agent or Co-Agent, as applicable, interest on all amounts not paid or deposited when due hereunder (whether as Collection Agent or otherwise) at 2% per annum above the Alternate Base Rate of Citibank in effect from time to time, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be for the account of, and distributed by the Agent or Co-Agent, as applicable, to, the Owners or other Indemnified Parties to which such amounts are owed.

                          (c)     All computations of interest and all
                 computations of Yield, Liquidation Yield and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed."

                 (m) Section 2.07(c) of the Investor Agreement is amended by replacing the words "the 20th day following the last day of each calendar month," contained therein with the words "the 25th day (or if such day is not a Business Day, the next succeeding Business Day) following the last day of each calendar month,".

                 (n) Section 3.02(b) of the Investor Agreement is amended by adding after clause (iv) thereof the following proviso:

                 "; provided, however, that if any statement set forth in clause (iv) above shall not be true and the applicable Investor will not waive such failure and any Purchase will not be made by such Investor or any reinvestment will not be made on behalf of such Investor as a result of such failure, such Investor will use its best efforts to assign all of its rights and obligations hereunder (including without limitation all Eligible Assets owned by it) to an Affiliate, if any, of such Investor which will waive such failure and make such Purchase or permit such reinvestment hereunder and fund such Purchase or reinvestment (subject to the terms hereof) at the Investor Rate, such assignment, if any, to be subject to the satisfaction of all conditions imposed by or on such Affiliate in connection with such assignment."

                 (o) Section 5.01(c)(ii) of the Investor Agreement is amended in its entirety to read as follows:

                          "(ii)  Within 20 days after its receipt of the

                 Agent's or Co-Agent's written request for the same (but no more frequently than once during each fiscal year of the Seller, in the case of any such audit to be performed at the Seller's expense), cause its independent auditors, or permit other independent auditors, in either case as specified by or otherwise acceptable to the Agent and the Co-Agent, to perform, at the Seller's expense, an audit (in a scope and form reasonably requested by the Agent and the Co-Agent) of the Records and any other records in respect of the Pool Receivables and collections thereof and the performance by the Selling Parties of their respective obligations, covenants and duties under this Agreement and the Selling Subsidiary Letter."

                 (p) Section 5.01(h) of the Investor Agreement is amended in its entirety to read as follows:

                          "(h) Collections.  Instruct, and cause each Selling
                 Subsidiary to instruct, all Obligors to cause all Collections to be deposited directly to a Lock-Box Account or, in the case of Obligors who send remittances of Pool Receivables to such Selling Party, to continue to send such remittances to such Selling Party or a Lock-Box Account; provided, however, that until January 1, 1995, the Seller may instruct any Obligors which do not otherwise send remittances of Pool Receivables to a Selling Party to send such remittances to any Selling Party for the purpose of accelerating the receipt of such remittances provided that such Selling Party holds in trust and deposits such remittances as set forth in Section 5.01(i) and such Obligors are also instructed to deposit such remittances after January 1, 1995 directly to a Lock-Box Account."

                 (q) Section 5.01(l) of the Investor Agreement is amended in its entirety to read as follows:

                          "(l) Application of Proceeds of Purchases and
                 Reinvestments. So long as Section 5.10 of any Note Purchase Agreement, or any restriction contained in such Section on the date hereof, shall be in effect and shall not have been waived in writing pursuant to the applicable waiver provisions of such Note Purchase Agreement, comply in all respects with the requirements of such Section 5.10; provided, however, that the Seller shall not agree to, or otherwise permit, any amendment, supplement or other modification of such Section or restriction without providing to the Agent and the Co-Agent at least 10 days' prior written notice thereof and, in the case of any such amendment, supplement or other modification which would materially adversely affect the interests of the Agent, the Co-Agent, the Owners or the Indemnified Parties hereunder, obtaining the prior written consent of the Agent and the Co-Agent, and upon any such amendment, supplement or other modification pursuant to this proviso, the Seller shall comply with such Section or restriction as so amended, modified or supplemented."

                 (r) Section 5.01(m) of the Investor Agreement is amended in its entirety to read as follows:

                          "(m) Lock-Box Agreements.  Deliver, or cause to be
                 delivered, on or before December 31, 1994, to the Agent a Lock-Box Agreement with each Lock-Box Bank of FoxMeyer Trading Company, in each case duly executed by such Lock-Box Bank and FoxMeyer Trading Company, together with undated Lock-Box Notices relating thereto executed by FoxMeyer Trading Company."

                 (s) Section 5.02(e) of the Investor Agreement is amended in its entirety to read as follows:

                          "(e)  as soon as available and in any event on or
                 before the third Business Day prior to the end of each calendar month commencing with the first calendar month after November 22, 1994, a certificate setting forth (i) the calculation of the Applicable Coverage Ratio as of the last day of the preceding month, in reasonable detail and certified as to accuracy by the chief financial officer, treasurer, assistant treasurer/director of finance or controller of the Seller; provided, however, that the failure to provide such certificate shall not result in an Event of Termination or Potential Event of Termination but shall have the effect provided in the definition of the term 'Applicable LIBOR Margin', and (ii) the calculation of the Applicable Leverage Ratio for each day of the preceding month, in reasonable detail and certified as to accuracy by the chief financial officer, treasurer, assistant treasurer/director of finance or controller of the Seller;".

                 (t) Paragraph (iii) of Section 5.03(h) (concerning Interest Coverage Ratio) of the Investor Agreement is amended by inserting after clause (2) thereof the following:

                 "plus (3) the Development Cost Interest Coverage Ratio Adjustment Amount".

                 (u) Paragraph (iv) of Section 5.03(h) (concerning Debt Service Coverage Ratio) of the Investor Agreement is amended by inserting after clause (2) thereof the following:

                 "plus (3) the Development Cost Debt Service Coverage Ratio Adjustment Amount".

                 (v) Paragraph (v) of Section 5.03(h) (concerning Total Indebtedness to Capitalization Ratio) of the Investor Agreement is amended by deleting such paragraph (v) in its entirety and inserting in place thereof the following:

                          "(v) Total Debt and Purchase Program Outstanding
                 to Capitalization Ratio. Permit, on the last day of any fiscal quarter of the Seller, the ratio of (A) the sum of (1) all consolidated Debt of the Seller and the Consolidated Subsidiaries (other than obligations under any Interest Rate Protection Agreements and under agreements entered into in the ordinary course of business by the Seller or an Operating Subsidiary to repurchase at a discounted price inventory sold to customers of the Seller or such Operating Subsidiary) as of such date plus (2) the aggregate Capital and 'Capital' under and as defined in the Parallel Purchase Commitment outstanding as of such date to (B) the sum of (1) all consolidated Debt of the Seller and the Consolidated Subsidiaries (other than obligations under any Interest Rate Protection Agreements and under agreements entered into in the ordinary course of business by the Seller or an Operating Subsidiary to repurchase at a discounted price inventory sold to customers of the Seller or such Operating Subsidiary) plus (2) the aggregate Capital and 'Capital' under and as defined in the Parallel Purchase Commitment outstanding as of such date plus
                 (3) consolidated Net Worth of the Seller and the Consolidated Subsidiaries as of such date to be more than 0.60 to 1.00."

                 (w) Section 7.01 of the Investor Agreement is amended (i) by amending subsection (i) thereof in its entirety to read as follows:

                          "(i)  Either (i) the Net Receivables Pool Balance
                 shall for a period of one Business Day be less than 120% of the sum of the aggregate outstanding Capital of all the Eligible Assets plus the aggregate outstanding 'Capital' of all the 'Eligible Assets' under and as defined in the Parallel Purchase Commitment or (ii) on any day the Net Receivables Pool Balance shall be less than the sum of the aggregate outstanding Capital and 'Capital' plus the aggregate outstanding Yield Reserve and 'Yield Reserve' plus the outstanding aggregate Loss Reserve and 'Loss Reserve' plus the aggregate outstanding Collection Agent Fee Reserve and 'Collection Agent Fee Reserve' plus the aggregate Dilution Reserve and 'Dilution Reserve', in each case for all Eligible Assets and all 'Eligible Assets' under and as defined in the Parallel Purchase Commitment, provided that the condition described in this subsection (i) shall not constitute an 'Event of Termination' (subject to the effects of the proviso to the definition of the term 'Capital') if the Seller shall on such day make a payment in reduction of Capital to the Agent's Account, for the account of the Owners, in an amount necessary to cause such condition to cease to exist and shall notify the Agent of the amount of such payment (it being understood that the Agent will distribute such amount to the Owners ratably in accordance with the outstanding Capital of their respective Eligible Assets, no later than one Business Day following the day on which such payment was made); or"

         and (ii) replacing the exception "except that, in the case of any event described above in clause (i) of subsection (g), the Facility Termination Date for all Eligible Assets shall be deemed to have occurred automatically upon the occurrence of such event" contained at the end of the first sentence thereof with the exception "except that, in the case of any event described above in clause (i) of subsection
         (g) or in subsection (i), the Facility Termination Date for all Eligible Assets shall be deemed to have occurred automatically upon the occurrence of such event".

                 (x) Article X of the Investor Agreement is amended by adding to the end thereof a new Section 10.02 to read as follows:

                                  "SECTION 10.02.  Repurchase Obligation.  (a)
                 The Agent may at any time upon at least two Business Days' notice to the Seller request the Seller in writing to, and upon such request the Seller shall, repurchase from the Owners at the purchase price set forth in subsection (b) below the respective interests created by Eligible Assets in Pool Receivables owed at such time by Caremark International, Inc.

                                  (b)      The repurchase price for any
                 interest in any Pool Receivable to be repurchased pursuant to this Section 10.02 shall be an amount equal to the ownership interest (as of the date of such repurchase) created by the relevant Eligible Asset in the Outstanding Balance of such Pool Receivable. The proceeds of any such repurchase shall be deemed to be a Collection of such Receivable received by the Seller on the date of such repurchase, and the amount of each such Collection shall be applied as provided in Section 2.06 if such date is a Liquidation Day or Provisional Liquidation Day, or 2.05 if such date is not a Liquidation Day or Provisional Liquidation Day. Any such repurchase shall be made without recourse or warranty, express or implied."

                 (y) Exhibit E to the Investor Agreement is replaced in its entirety with Exhibit E-1 hereto.

                 (z) Schedule I to the Investor Agreement is amended by adding to the end thereof the information set forth on Schedule I hereto.

                 (aa) Schedule II to the Investor Agreement is amended in its entirety to read as set forth on Schedule II hereto.

                 SECTION 2.  Amendments to the Parallel Purchase

Commitment. The Parallel Purchase Commitment is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 5 hereof, hereby amended as follows:

                 (a) Each of the definition of the term "Collections", contained in Section 1.01 thereof, and Section 5.01(i) of the Parallel Purchase Commitment, is amended by adding after the reference to "Section 2.07(a)" contained therein the words "or Section 10.02".

                 (b)      The definition of the term "Commitment", contained in
         Section 1.01 thereof, is amended in its entirety to read as follows:

                          "Commitment' means (i) in the case of each Bank party
                 hereto on November 22, 1994, the amount set forth next to such Bank's name under the caption 'Commitments' on the signature pages to the Second Amendment dated as of November 22, 1994 to, and among the parties to, among other things, this Agreement and the Investor Agreement (in each case subject to any assignment thereof pursuant to Section 9.02), and (ii) with respect to each other Bank that shall become a Bank by entering into an Assignment and Acceptance, the amount set forth for such Bank in the Register maintained by the Agent pursuant to Section 9.02(c), in each case as such amount may be reduced pursuant to Section 2.03."

                 (c) The definition of the term "Commitment Termination Date", contained in Section 1.01 thereof, is amended by replacing the date "November 30, 1994" contained therein with the date "November 21, 1995".

                 (d) The definition of the term "Concentration Limit", contained in Section 1.01 thereof, is amended by replacing the percentage "3%" contained therein with the percentage

         "4%".

                 (e) Clause (iii) of the definition of the term "Eligible Receivable", contained in Section 1.01 thereof, is amended by replacing the percentage "7%" contained therein with the percentage "10%".

                 (f) Clause (v) of the definition of the term "Eligible Receivable", contained in Section 1.01 thereof, is amended in its entirety to read as follows:

                          "(v)  which is required to be paid in full either (A)
                 within 60 days from its original billing date, or (B) in the case of any Receivable either arising from the sale of merchandise (up to a maximum invoice amount of $100,000) to an Obligor for a new store of such Obligor which merchandise was ordered prior to the first day on which such store is open for business or in respect of which the applicable Selling Party has made available to the Obligor thereof special promotions generally related to the special promotions offered to such Selling Party by the manufacturer of the merchandise the sale of which gave rise to such Receivable, either (1) within 120 days from its original billing date or (2) within 60 days from the date of determination as to whether or not such Receivable is an Eligible Receivable;".

                 (g) Clause (iii) of the definition of the term "Loss Percentage", contained in Section 1.01 thereof, is amended by replacing the percentage "15%" contained therein with the percentage "12%".

                 (h) The definitions of the terms "Applicable LIBOR Margin", "Applicable LIBOR Margin Ratio", "Capital", "Credit Agreement", "Delinquency Ratio", "Fee Letter", "Funded Debt", "Interest Expense", "Net Worth", "Obligor", "Operating Subsidiary", "Receivable", "Selling Subsidiary" and "Selling Subsidiary Letter", contained in Section 1.01 thereof, are amended in their entirety to read as follows, respectively:

                          "Applicable LIBOR Margin' means 0.50% per annum;
                 provided, however, that, except as otherwise set forth below, the Applicable LIBOR Margin shall be subject to reduction or increase on the first day of each calendar month (each an 'Effective Date'), commencing with the first day of the calendar month following the first delivery of a certificate pursuant to Section 5.02(e)(i), based on the Applicable Coverage Ratio as calculated and set forth in the then most recent certificate delivered pursuant to Section 5.02(e)(i), as follows: from and after each Effective Date and to (but not including) the next succeeding Effective Date, the Applicable LIBOR Margin shall be the percentage per annum set forth opposite the Applicable Coverage Ratio below (calculated and set forth in such certificate):

                            Applicable                    Applicable
                           LIBOR Margin                 Coverage Ratio
                           ------------                 --------------
                                 0.325%                     Greater than 5.00 to 1.00

                                 0.425%                     Greater than 4.50 to 1.00, but less than or equal to 5.00 to
                                                            1.00

                                 0.500%                     Greater than 4.00 to 1.00, but less than or equal to 4.50 to
                                                            1.00

                                 0.5625%                    Greater than 3.50 to 1.00, but less than or equal to 4.00 to
                                                            1.00

                                 0.625%                     Greater than 3.00 to 1.00, but less than or equal to 3.50 to
                                                            1.00

                                 0.875%                     Less than or equal to 3.00 to 1.00

                 provided, further, however, that (a) if no certificate is delivered under Section 5.02(e)(i) during the month prior to an Effective Date, the Applicable LIBOR Margin from and after such Effective Date to (but not including) the next succeeding Effective Date as to which such a certificate is delivered shall be 0.875% per annum, and (b) if on any day the Applicable Leverage Ratio is greater than 0.50 to 1.00, the Applicable LIBOR Margin for such day shall be the percentage per annum otherwise provided above plus 0.125% per annum, provided that the Applicable Leverage Ratio shall be deemed to be greater than 0.50 to 1.00 for each day during a calendar month as to which a certificate is not delivered as contemplated by Section 5.02(e)(ii); and provided, further, however, that notwithstanding the foregoing, during each period during which any Special Remedy Event shall have occurred and be continuing, the Applicable LIBOR Margin shall be 2.5% per annum."

                          "Applicable Coverage Ratio' means, as of any date,
                 the ratio of (a) (i) EBIT, plus (ii) amortization and depreciation expense, plus (iii) the Development Cost Interest Coverage Ratio Adjustment Amount, in each case of clauses (i) through (iii) of the Seller and the Consolidated Subsidiaries for the 12-month period ended on such date, to (b) Interest Expense, plus interest income then being currently received (to the extent such income is netted against interest charges in computing Interest Expense), for such period."

                          "Capital' of any Eligible Asset means the original
                 amount paid to the Seller for such Eligible Asset at the time of its acquisition by the purchasers thereof pursuant to Sections 2.01 and 2.02, or such amount divided or combined by any dividing or combining of such Eligible Asset pursuant to
                 Section 2.09, in each case reduced from time to time by Collections received and distributed on account of such Capital pursuant to Section 2.06 or as contemplated by Section 7.01(i); provided, however, that if such Capital of such Eligible Asset shall have been reduced by any distribution of any portion of Collections and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Capital of such Eligible Asset shall be increased by the amount of such distribution, all as though such distribution had not been made."

                          "Credit Agreement' means the Amended and Restated
                 Loan Agreement dated as of April 29, 1993, as amended by the First Amendment to Amended and Restated Loan Agreement dated as of October 18, 1993, the Second Amendment to Amended and Restated Loan Agreement dated as of June 20, 1994, the Third Amendment to Amended and Restated Loan Agreement dated as of August 26, 1994 and the Fourth Amendment to Amended and Restated Loan Agreement dated as of November 22, 1994, among the Seller as Borrower, each Selling Subsidiary as Guarantors, the Lenders and Issuer referred to therein, and Citicorp USA, Inc. as Administrative Agent and NationsBank of Texas, N.A. and Banque Paribas as Co-Agents, as further amended, supplemented or otherwise modified from time to time."

                          "Delinquency Ratio' means the ratio (expressed as a
                 percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables of the

                 Seller that were Delinquent Receivables at the end of each of the preceding three months, respectively, by (ii) the aggregate Outstanding Balance of all Pool Receivables of the Seller at the end of each of such months, respectively."

                          "Fee Letter' means the letter agreement regarding
                 fees, dated the date hereof, between the Seller and the Agent and the Co-Agent, as amended by the Second Amendment dated as of November 22, 1994 amending, among other things, and among the parties to, this Agreement and the Investor Agreement, and as further amended, modified or supplemented from time to time."

                          "Funded Debt' means, as of the date of any
                 determination, the sum of the following (without duplication):
                 (a) all Debt evidenced by the Notes or the B Borrowing Account (in each case as defined in the Credit Agreement) as of such date, (b) all Debt evidenced by the Seller's 7.09% Senior Notes due April 15, 2005, as of such date, (c) all Debt consisting of Subordinated Debt as of such date, (d) all Debt which would be classified as 'funded debt' or 'long-term debt', including the current portions thereof, on a consolidated balance sheet of the Seller and the Consolidated Subsidiaries prepared as of such date in accordance with GAAP,
                 (e) all Debt of the Seller or any Consolidated Subsidiary having a final maturity (or which is renewable or extendible at the option of the obligor for a period ending) more than one year after the date of creation thereof, notwithstanding that payments in respect thereof are required to be made by such obligor less than one year after the date of the creation thereof or that any amount thereof is at the time included also in Current Liabilities of such obligor, (f) all Debt of the Seller or any Consolidated Subsidiary outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding that any such Debt is created within one year of the expiration of such agreement, (g) the present value (discounted at the implicit rate, if known, or ten percent (10%) per annum otherwise) of all obligations in respect of Capital Leases of the Seller or any Consolidated Subsidiary and (h) Redeemable Capital Stock of the Seller valued at the greater of its voluntary or involuntary maximum fixed repurchase or redemption price plus accrued and unpaid dividends. For purposes hereof, the 'maximum fixed repurchase or redemption price' of any Redeemable Capital Stock which does not have a fixed repurchase or redemption price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased or redeemed on any date on which Funded Debt shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock."

                          "Interest Expense' means, for any period, the
                 interest charges paid or accrued (without duplication) during such period (including imputed interest on Capital Lease obligations and amortization of debt discount, but excluding amortization of other debt expense, and net of interest income being currently received in cash during such period) on the Debt of the Seller and the Consolidated Subsidiaries."

                          "Net Worth' means, as of the date of any
                 determination, the remainder of (a) the total stockholder's equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of the Seller and the

                 Consolidated Subsidiaries prepared as of such date in accordance with GAAP, minus (b) to the extent not deducted therefrom, the aggregate amount of all Redeemable Capital Stock, minus (c) the aggregate amount of gain from the sale of capital assets, gain from any write-up of assets and any other non-operating or extraordinary gain reflected in total stockholder's equity shown on such balance sheet; provided, however, that:

                                   (i)     for purposes of the minimum Net
                          Worth requirement of each Operating Subsidiary set forth in Section 5.03(h)(ii), Net Worth shall be determined without subtraction of the items described in clause (c) above and based upon the financial condition of such Operating Subsidiary only; and

                                  (ii) for purposes of the ratio calculated pursuant to Section 5.03(h)(v) and the Applicable Leverage Ratio, Net Worth shall be determined without subtraction of the items described in clause (c) above."

                          "Obligor' means any Person (other than Phar-Mor,
                 Inc., Medical Associates of America, Inc., Begley Drug, Inc., ALP Freddy's Limited Partners, T.M. Medical Supply, Tesoro International Inc., Metropolitan Wholesale and Reliable Drug Stores, Inc.) who is or becomes obligated to make payments pursuant to a Contract."

                          "Operating Subsidiary' means any Selling Subsidiary,
                 and 'Operating Subsidiaries' means all of such corporations."

                          "Receivable' means the indebtedness of any Obligor
                 under a Contract arising from a sale of
                 merchandise, insurance or services by any Selling Party, and includes in each case the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto; provided, however, that in the case of any such sale by FoxMeyer Trading Company, such indebtedness will constitute a 'Receivable' hereunder only if such sale was made by such Selling Subsidiary's RX, Salon or Full Value business line."

                          "Selling Subsidiary' means FoxMeyer Drug Company, or
                 Harris Wholesale Company, Delaware corporation, or FoxMeyer Trading Company, and 'Selling Subsidiaries' means all of such corporations."

                          "Selling Subsidiary Letter' means, collectively, the
                 respective letters, in each case in substantially the form of Exhibit E hereto, from the Selling Subsidiaries to the Agent, the Co-Agent and the Seller, as the same may from time to time be amended, modified or supplemented."

                 (i) Section 1.01 of the Parallel Purchase Commitment is amended by adding thereto the following new definitions, to be added in the applicable alphabetical order:

                          "Applicable Leverage Ratio' means, as of any date,
                 the ratio of (i) the sum of (A) all consolidated Debt of the Seller and the Consolidated Subsidiaries (other than obligations under any Interest Rate Protection Agreements, and under agreements entered into in the ordinary course of business by the Seller or an Operating Subsidiary to repurchase at a discounted price inventory sold to customers of the Seller or such Operating Subsidiary) as of such date (or in the case of up to $6,000,000 in principal amount of Permitted Indebtedness (as defined in the Credit Agreement) consisting of industrial development revenue bonds and notes and mortgages, as of the end of the calendar month that includes such date) plus (B) the aggregate Capital and 'Capital' under and as defined in the Investor Agreement outstanding as of such date to (ii) the sum of (A) all consolidated Debt of the Seller and the Consolidated Subsidiaries (other than obligations under any Interest Rate Protection Agreements, and under agreements entered into in the ordinary course of business by the Seller or an Operating Subsidiary to repurchase at a discounted price inventory sold to customers of the Seller or such Operating Subsidiary) as of such date (or in the case of up to $6,000,000 in principal amount of Permitted Indebtedness (as defined in the Credit Agreement) consisting of industrial development revenue bonds and notes and mortgages, as of the end of the calendar month that includes such date) plus (B) the aggregate Capital and 'Capital' under and as defined in the Investor Agreement outstanding as of such date plus (C) the consolidated Net Worth of the Seller and the Consolidated Subsidiaries as of the end of the calendar month that includes such date."

                          "Co-Agent's Account' means the special account
                 (account number 001366822) of the Co-Agent maintained at the office of NationsBank in Charlotte, North Carolina."

                          "Development Cost Debt Service Coverage Ratio
                 Adjustment Amount' means, as of any date of determination, the aggregate amount of any reduction of Operating Cash Flow attributable to any write-off of previously capitalized software development costs or any write-offs of the costs of, or loss on the disposition of, replaced computer software and related hardware; provided that the aggregate amount of the Development Cost Debt Service Coverage Ratio Adjustment Amount utilized during any period of 12 months shall not exceed $5,000,000 (prior to any adjustment for income taxes)."

                          "Development Cost Interest Coverage Ratio Adjustment
                 Amount' means, as of any date of determination, the aggregate amount of any reduction of EBIT attributable to any write-off of previously capitalized software development costs or any write-offs of the costs of, or loss on the disposition of, replaced computer software and related hardware; provided that the aggregate amount of the Development Cost Interest Coverage Ratio Adjustment Amount utilized during any period of 12 months shall not exceed $5,000,000 (prior to any adjustment for income taxes)."

                          "Subordinated Debt' mans unsecured Debt of the Seller
                 (a) in respect of which the Seller is directly obligated and none of the Operating Subsidiaries or other Consolidated Subsidiaries is directly, contingently or otherwise obligated (including by way of a Guaranty), (b) which has a final maturity and no scheduled redemptions or other payments prior to the expiration of one year after the Commitment Termination Date and (c) which is subordinated in right of payment to the prior payment of the obligations of the Seller under this Agreement on terms, and pursuant to documentation containing other terms (including interest, covenants and events of default), in form and substance satisfactory to the Agent in its discretion."

                 (j) Sections 2.05 and 2.06 of the Parallel Purchase Commitment are amended in their entirety to read as follows, respectively:

                                  "SECTION 2.05.  Non-Liquidation Settlement
                 Procedures. On each day during each Settlement Period for each Eligible Asset (other than a Liquidation Day for such Eligible Asset or a Provisional Liquidation Day for such Eligible Asset), the Collection Agent shall: (i) out of Collections of Pool Receivables attributable to such Eligible Asset received on such day, set aside and hold in trust for the Owners of such Eligible Asset an amount equal to the Yield and Collection Agent Fee accrued through such day for such Eligible Asset and not so previously set aside and (ii) reinvest the remainder of such Collections, for the benefit of such Owners, by recomputation of such Eligible Asset pursuant to Section 2.04 as of the end of such day and the payment of such remainder to the Seller; provided, however, that, to the extent that the Agent or the Co-Agent or such Owners shall be required for any reason to pay over any amount of Collections which shall have been previously reinvested for the account of such Owners pursuant hereto, such amount shall be deemed not to have been so applied but rather to have been retained by the Seller and paid over for the account of such Owners and, notwithstanding any provision hereof to the contrary, such Owners shall have a claim against the Seller for such amount. On the last day of each Settlement Period for such Eligible Asset, the Collection Agent shall deposit to the Agent's Account for the account of the Owners of such Eligible Asset in the case of a CAFCO Asset, and to the Co-Agent's Account for the account of such Owners in the case of an Enterprise Asset, the amounts set aside for such Owners during such Settlement Period for such Eligible Asset as described in clause (i) of the first sentence of this Section 2.05. Upon the Agent's or the Co-Agent's, as applicable, receipt of such funds, the Agent or Co-Agent, as applicable, shall distribute such funds on such day to the Owners of such Eligible Asset in payment of the accrued Yield for such Eligible Asset, and to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset. If there shall be insufficient funds on deposit for the Agent or Co-Agent, as applicable, to distribute funds in payment in full of the aforementioned amounts for such Eligible Asset, the Agent or Co-Agent, as applicable, shall distribute funds, first, in payment of the accrued Yield for such Eligible Asset, and second, in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset.

                                  SECTION 2.06.  Liquidation Settlement
                 Procedures. On each Liquidation Day for each Eligible Asset and on each Provisional Liquidation Day for each Eligible Asset during each Settlement Period for such Eligible Asset, the Collection Agent shall set aside and hold in trust for the Owners of such Eligible Asset the Collections of Pool Receivables attributable to such Eligible Asset received on such day. On the last day of each Settlement Period for such Eligible Asset, the Collection Agent shall deposit to the Agent's Account for the account of the Owners of such Eligible Asset in the case of a CAFCO Asset, and to the Co-Agent's Account for the account of such Owners in the case of an Enterprise Asset, the amounts set aside during such Settlement Period for such Eligible Asset pursuant to the preceding sentence, but not to exceed the sum of (i) the aggregate accrued Yield for such Eligible Asset, (ii) the aggregate outstanding Capital of such Eligible Asset, (iii) the accrued Collection Agent Fee payable with respect to such Eligible Asset, and (iv) the aggregate amount of other amounts owed hereunder by the Seller to the Owners of such Eligible Asset. Any amounts not required to be set aside pursuant to the first sentence of this Section 2.06 and any amounts set aside pursuant to the first sentence of this

                 Section 2.06 and not required to be deposited to the Agent's Account or Co-Agent's Account, as applicable, pursuant to the foregoing provisions shall be paid to the Seller by the Collection Agent; provided, however, that, if amounts are set aside pursuant to the first sentence of this Section 2.06 on any Provisional Liquidation Day which is subsequently determined not to be a Liquidation Day, such amounts shall be applied pursuant to the first sentence of Section 2.05 on the day of such subsequent determination. Upon the Agent's or the Co-Agent's, as applicable, receipt of such funds, the Agent or Co-Agent, as applicable, shall distribute such funds (A) to the Owners of such Eligible Asset (x) in payment of the accrued Yield for such Eligible Asset, (y) in reduction (to zero) of the Capital of such Eligible Asset and (z) in payment of any other amounts owed by the Seller hereunder to the Owners of such Eligible Asset, and (B) to the Collection Agent in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset. If there shall be insufficient funds on deposit for the Agent or Co-Agent, as applicable, to distribute funds in payment in full of the aforementioned amounts, the Agent or Co-Agent, as applicable, shall distribute funds, first, in payment of the accrued Yield for such Eligible Asset, second, in reduction of Capital of such Eligible Asset, third, in payment of other amounts payable to the Owners of such Eligible Asset, and fourth, in payment of the accrued Collection Agent Fee payable with respect to such Eligible Asset."

                 (k) Section 2.08 of the Parallel Purchase Commitment is amended in its entirety to read as follows:

                                  "SECTION 2.08.  Payments and Computations,
                 Etc. (a) All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (New York City time) on the day when due in lawful money of the United States in same day funds to the Agent's Account, in the case of any such amount payable with respect to any CAFCO Asset or to any Owner thereof or any Affiliate of any such Owner or to the Agent, or to the Co-Agent's Account, in the case of any such amount payable with respect to any Enterprise Asset or to any Owner thereof or any Affiliate of any such Owner or to the Co-Agent, for the account of the applicable Owners, the Collection Agent or any other Indemnified Party, as applicable. The Agent or Co-Agent, as applicable, will promptly thereafter (on such day) cause to be distributed like funds relating to the payment of Yield, Liquidation Yield, Capital or fees to the applicable Banks or to the applicable Banks (other than Citibank) and CNAI, as the case may be, ratably in accordance with their respective interests, and like funds relating to the payment of any other amount payable to any Indemnified Party to such Indemnified Party, in each case to be applied in accordance with the terms of this Agreement. Upon the Agent's acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.02(c), from and after the effective date specified in such Assignment and Acceptance, the Agent or Co-Agent, as applicable, shall make all payments hereunder in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                          (b) The Seller hereby authorizes each Bank, if and to the extent payment owed by the Seller to such Bank is not made to the Agent or Co-Agent, as applicable, when due hereunder, to charge from time to time against any or all of the Seller's accounts with such Bank any amount so due.

                          (c) The Seller shall, to the extent permitted by law, pay to the Agent or Co-Agent, as applicable, interest on all amounts not paid or deposited when due hereunder (whether as Collection Agent or otherwise) at 2% per annum above the Alternate Base Rate in effect from time to time, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be for the account of, and distributed by the Agent or Co-Agent, as applicable, to, the Owners or other Indemnified Parties to which such amounts are owed.

                          (d)     All computations of interest and all
                 computations of Yield, Liquidation Yield and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed."

                 (l) Section 2.07(c) of the Parallel Purchase Commitment is amended by replacing the words "the 20th day following the last day of each calendar month," contained therein with the words "the 25th day (or if such day is not a Business Day, the next succeeding Business Day) following the last day of each calendar month,".

                 (m) Clause (ii) of Section 2.10(a) of the Parallel Purchase Commitment is amended in its entirety to read as follows:

                          "(ii)  until the later of the Collection Date and the
                 'Collection Date' under and as defined in the Investor Agreement, to the Agent for the account of each of Citibank and NationsBank and each other Bank a commitment fee (the 'Commitment Fee') from the date hereof in the case of any Original Bank, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Bank in the case of each other Bank, on the average daily unused amount (computed as set forth in Section 2.03(a)) of such Bank's entire Commitment at the rate of 15/100 of 1% per annum, if and so long as all of the Seller's long-term senior debt securities shall have an actual rating by Duff & Phelps Rating Company of at least BBB- or, in the case of any such long-term senior debt securities which are not rated by Duff & Phelps Rating Company, a deemed rating by the Agent and the Co-Agent of at least BBB, or, if and so long as any of such long-term senior debt securities shall not have such rating or deemed rating, beginning, for any period, on the first day during such period on which such long-term senior debt securities shall not have such rating or deemed rating, 25/100 of 1% per annum."

                 (n) Section 5.01(c)(ii) of the Parallel Purchase Commitment is amended in its entirety to read as follows:

                          "(ii)  Within 20 days after its receipt of the
                 Agent's or Co-Agent's written request for the same (but no more frequently than once during each fiscal year of the Seller, in the case of any such audit to be performed at the Seller's expense), cause its independent auditors, or permit other independent auditors, in either case as specified by or otherwise acceptable to the Agent and the Co-Agent, to perform, at the Seller's expense, an audit (in a scope and form reasonably requested by the Agent and the Co-Agent) of the Records and any other records in respect of the

                 Pool Receivables and collections thereof and the performance by the Selling Parties of their respective obligations, covenants and duties under this Agreement and the Selling Subsidiary Letter."

                 (o) Section 5.01(h) of the Parallel Purchase Commitment is amended in its entirety to read as follows:

                          "(h) Collections.  Instruct, and cause each Selling
                 Subsidiary to instruct, all Obligors to cause all Collections to be deposited directly to a Lock-Box Account or, in the case of Obligors who send remittances of Pool Receivables to such Selling Party, to continue to send such remittances to such Selling Party or a Lock-Box Account; provided, however, that until January 1, 1995, the Seller may instruct any Obligors which do not otherwise send remittances of Pool Receivables to a Selling Party to send such remittances to any Selling Party for the purpose of accelerating the receipt of such remittances provided that such Selling Party holds in trust and deposits such remittances as set forth in Section 5.01(i) and such Obligors are also instructed to deposit such remittances after January 1, 1995 directly to a Lock-Box Account."

                 (p) Section 5.01(l) of the Parallel Purchase Commitment is amended in its entirety to read as follows:

                          "(l) Application of Proceeds of Purchases and
                 Reinvestments. So long as Section 5.10 of any Note Purchase Agreement, or any restriction contained in such Section on the date hereof, shall be in effect and shall not have been waived in writing pursuant to the applicable waiver provisions of such Note Purchase Agreement, comply in all respects with the requirements of such Section 5.10; provided, however, that the Seller shall not agree to, or otherwise permit, any amendment, supplement or other modification of such Section or restriction without providing to the Agent and the Co-Agent at least 10 days' prior written notice thereof and, in the case of any such amendment, supplement or other modification which would materially adversely affect the interests of the Agent, the Co-Agent, the Owners or the Indemnified Parties hereunder, obtaining the prior written consent of the Agent and the Co-Agent, and upon any such amendment, supplement or other modification pursuant to this proviso, the Seller shall comply with such Section or restriction as so amended, modified or supplemented."

                 (q) Section 5.01(m) of the Parallel Purchase Commitment is amended in its entirety to read as follows:

                          "(m) Lock-Box Agreements.  Deliver, or cause to be
                 delivered, on or before December 31, 1994, to the Agent a Lock-Box Agreement with each Lock-Box Bank of FoxMeyer Trading Company, in each case duly executed by such Lock-Box Bank and FoxMeyer Trading Company, together with undated Lock-Box Notices relating thereto executed by FoxMeyer Trading Company."

                 (r) Section 5.02(e) of the Parallel Purchase Commitment is amended in its entirety to read as follows:

                          "(e)  as soon as available and in any event on or
                 before the third Business Day prior to the end of each calendar month commencing with the first calendar month after November 22, 1994, a certificate setting forth (i) the calculation of the Applicable Coverage Ratio as of the last day of the preceding month, in reasonable detail and certified as to accuracy by the chief financial officer, treasurer, assistant treasurer/director of finance or controller of the Seller; provided, however, that the failure to provide such certificate shall not result in an Event of

                 Termination or Potential Event of Termination but shall have the effect provided in the definition of the term 'Applicable LIBOR Margin', and (ii) the calculation of the Applicable Leverage Ratio for each day of the preceding month, in reasonable detail and certified as to accuracy by the chief financial officer, treasurer, assistant treasurer/director of finance or controller of the Seller;".

                 (s) Paragraph (iii) of Section 5.03(h) (concerning Interest Coverage Ratio) of the Parallel Purchase Commitment is amended by inserting after clause (2) thereof the following:

                 "plus (3) the Development Cost Interest Coverage Ratio Adjustment Amount".

                 (t) Paragraph (iv) of Section 5.03(h) (concerning Debt Service Coverage Ratio) of the Parallel Purchase Commitment is amended by inserting after clause (2) thereof the following:

                 "plus (3) the Development Cost Debt Service Coverage Ratio Adjustment Amount".

                 (u) Paragraph (v) of Section 5.03(h) (concerning Total Indebtedness to Capitalization Ratio) of the Parallel Purchase Commitment is amended by deleting such paragraph (v) in its entirety and inserting in place thereof the following:

                          "(v) Total Debt and Purchase Program Outstanding to
                 Capitalization Ratio. Permit, on the last day of any fiscal quarter of the Seller, the ratio of (A) the sum of (1) all consolidated Debt of the Seller and the Consolidated Subsidiaries (other than obligations under any Interest Rate Protection Agreements and under agreements entered into in the ordinary course of business by the Seller or an Operating Subsidiary to repurchase at a discounted price inventory sold to customers of the Seller or such Operating Subsidiary) as of such date plus (2) the aggregate Capital and 'Capital' under and as defined in the Investor Agreement outstanding as of such date to (B) the sum of (1) all consolidated Debt of the Seller and the Consolidated Subsidiaries (other than obligations under any Interest Rate Protection Agreements and under agreements entered into in the ordinary course of business by the Seller or an Operating Subsidiary to repurchase at a discounted price inventory sold to customers of the Seller or such Operating Subsidiary) plus (2) the aggregate Capital and 'Capital' under and as defined in the Investor Agreement outstanding as of such date plus (3) consolidated Net Worth of the Seller and the Consolidated Subsidiaries as of such date to be more than
                 0.60 to 1.00."

                 (v) Section 7.01 of the Parallel Purchase Commitment is amended (i) by amending subsection (i) thereof in its entirety to read as follows:

                          "(i)  Either (i) the Net Receivables Pool Balance
                 shall for a period of one Business Day be less than 120% of the sum of the aggregate outstanding Capital of all the Eligible Assets plus the aggregate outstanding 'Capital' of all the 'Eligible Assets' under and as defined in the Investor Agreement or (ii) on any day the Net Receivables Pool Balance shall be less than the sum of the aggregate outstanding Capital and 'Capital' plus the aggregate outstanding Yield Reserve and 'Yield Reserve' plus the outstanding aggregate Loss Reserve and 'Loss Reserve' plus the aggregate outstanding Collection Agent Fee Reserve and 'Collection Agent Fee Reserve' plus the aggregate Dilution Reserve and 'Dilution Reserve', in each case for all Eligible Assets and all 'Eligible Assets' under and as defined in the Investor Agreement, provided that the condition described in this subsection (i) shall not constitute an 'Event of Termination' (subject to the effects of the proviso to the definition of the term 'Capital') if the Seller shall on such day make a payment in reduction of Capital to the Agent's Account, for the account of the Owners, in an amount necessary to cause such condition to cease to exist and shall notify the Agent of the amount of such payment (it being understood that the Agent will distribute such amount to the Owners ratably in accordance with the outstanding Capital of their respective Eligible Assets, no later than one Business Day following the day on which such payment was made); or"

         and (ii) replacing the exception "except that, in the case of any event described above in clause (i) of subsection (g), the Commitment Termination Date for all Eligible Assets shall be deemed to have occurred automatically upon the occurrence of such event" contained at the end of the first sentence thereof with the exception "except that, in the case of any event described above in clause (i) of subsection
         (g) or in subsection (i), the Commitment Termination Date for all Eligible Assets shall be deemed to have occurred automatically upon the occurrence of such event".

                 (w) Article X of the Parallel Purchase Commitment is amended by adding to the end thereof a new Section 10.02 to read as follows:

                                  "SECTION 10.02.  Repurchase Obligation.  (a)
                 The Agent may at any time upon at least two Business Days' notice to the Seller request the Seller in writing to, and upon such request the Seller shall, repurchase from the Owners at the purchase price set forth in subsection (b) below the respective interests created by Eligible Assets in Pool Receivables owed at such time by Caremark International, Inc.

                                  (b)      The repurchase price for any
                 interest in any Pool Receivable to be repurchased pursuant to this Section 10.02 shall be an amount equal to the ownership interest (as of the date of such repurchase) created by the relevant Eligible Asset in the Outstanding Balance of such Pool Receivable. The proceeds of any such repurchase shall be deemed to be a Collection of such Receivable received by the Seller on the date of such repurchase, and the amount of each such Collection shall be applied as provided in Section 2.06 if such date is a Liquidation Day or Provisional Liquidation Day, or 2.05 if such date is not a Liquidation Day or Provisional Liquidation Day. Any such repurchase shall be made without recourse or warranty, express or implied."

                 (x) Exhibit E to the Parallel Purchase Commitment is replaced in its entirety with Exhibit E-2 hereto.

                 (y) Schedule I to the Parallel Purchase Commitment is amended by adding to the end thereof the information set forth on
         Schedule I hereto.

                 (z) Schedule II to the Parallel Purchase Commitment is amended in its entirety to read as set forth on Schedule II hereto.

                 SECTION 3. Amendment to Asset Purchase Agreement. The Asset Purchase Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, hereby amended by amending (a) the definition of the term "Purchase Termination Date" contained therein by replacing the date "November 30, 1994" set forth on the signature page thereto of each A Syndicate Bank opposite the caption "Purchase Termination Date" with the date "November 21, 1995", and (b) the definitions of the terms "Maximum Purchase" and "Percentage" contained therein by replacing the maximum purchase amount and percentage amount, respectively, set forth on the signature page thereto of each A Syndicate Bank opposite the captions "Maximum Purchase" and "Percentage", respectively, with the amount set forth next to such A Syndicate Bank's name under the caption "Commitment" and the percentage amount set forth below the signature line for such A Syndicate Bank, respectively, in each case on the signature pages hereto.

                 SECTION 4. Amendment to the Fee Letter. The Fee Letter is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, hereby amended as follows:

                 (a) The third paragraph thereof (regarding the Commitment Fee payable by the Seller to the Agent for the account of Citibank pursuant to Section 2.10(a)(ii)(B) of the Parallel Purchase Commitment) is hereby deleted in its entirety.

                 (b) The fourth paragraph thereof (regarding the Commercial Paper Dealer Commission and Placement Fee) is hereby restated to read in its entirety:

                          "The Commercial Paper Dealer Commission and Placement
                 Fee, payable by the Seller to the Agent for the account of each Investor other than CAFCO from time to time pursuant to
                 Section 2.10(a) of the Investor Agreement, shall be on the aggregate outstanding notes issued from time to time to fund the purchase or maintenance of the Eligible Assets of such Investor, and is payable only during the period during which such purchase or maintenance is funded by the issuance of such notes, at the rate of .06 of 1% per annum."

                 SECTION 5. Conditions Precedent. This Second Amendment shall become effective as of the date hereof when, and only when, all of the following shall have occurred:

                 (a) the Agent shall have received counterparts of this Second Amendment executed by Citibank, NationsBank, each of the other Banks (or, as to any Banks, advice satisfactory to the Agent that such Banks have duly executed such amendment), the Seller, each Investor, CNAI, the Co-Agent and the Agent, and of the consent to this Second Amendment set forth on the signature pages hereof executed by FoxMeyer Trading Company (the "New Selling Subsidiary") and each Selling Subsidiary;

                 (b) the Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Agent (which date shall be the same for all such documents), in form and substance satisfactory to the Agent and the Co-Agent:

                            (i)   A Selling Subsidiary Letter for each
                 Agreement, executed by the New Selling Subsidiary;

                           (ii) A certified copy of the charter and by-laws of the New Selling Subsidiary;

                          (iii) A certified copy of the resolutions of the Board of Directors of each of (A) the Seller approving this Second Amendment and the Selling Subsidiary Letters of the New Selling Subsidiary and the matters contemplated hereby and thereby and (B) the New Selling Subsidiary approving its Selling Subsidiary Letters and the matters contemplated thereby;

                           (iv)   A certificate of the Secretary or an
                 Assistant Secretary of each of (A) the Seller certifying the names and true signatures of the officers of the Seller authorized to sign this Second Amendment, the Selling Subsidiary Letters of the New Selling Subsidiary and the other documents to be delivered by it hereunder, (B) the New Selling

                 Subsidiary certifying the names and true signatures of the officers of the New Selling Subsidiary authorized to sign its Selling Subsidiary Letters and the other documents to be delivered by it hereunder, and (C) each Selling Subsidiary certifying the names and true signatures of its officers authorized to sign the consent to this Second Amendment set forth on the signature pages hereof;

                            (v) Proper Financing Statements (Forms UCC-1 and UCC-3), executed by the Seller and the New Selling Subsidiary, as applicable, to be duly filed within ten days following the date hereof under the UCC of the State of Texas (A) adding the Pool Receivables sold and to be sold by the New Selling Subsidiary to the Seller and (B) with respect to the Pool Receivables generally, adding the New Selling Subsidiary as a Selling Subsidiary;

                           (vi) Acknowledgment copies of proper Financing Statements (Form UCC-3), if any, necessary to release all security interests and other rights of any Person in any Pool Receivables, Related Security, Collections or Contracts previously granted by the Seller or the New Selling Subsidiary other than in connection with the Agreements or the Selling Subsidiary Letters of the New Selling Subsidiary;

                          (vii) Certified copies of Requests for Information or Copies (Form UCC-11) (or a similar search report certified by a party acceptable to the Agent and the Co-Agent), dated a date reasonably near the date hereof, listing all effective financing statements which name the Seller or the New Selling Subsidiary (in each case under its present name and any previous name) as debtor and which are filed in the jurisdictions in which filings are to be made pursuant to subsection (b)(v) above, together with copies of such financing statements (none of which, except those filed pursuant to subsection (b)(v) above, shall cover any Pool Receivables, Related Security, Collections or Contracts other than in connection with the Agreements or the Selling Subsidiary Letters of the New Selling Subsidiary);

                          (viii) Undated copies of Preliminary Lock-Box Notices addressed to the Lock-Box Banks of the New Selling Subsidiary and executed by the New Selling Subsidiary;

                            (ix) Copies of all agreements relating to the Lock-Box Accounts of the New Selling Subsidiary (other than any standard ministerial agreement relating to the opening of an account, such as signature cards and the like) between each Lock-Box Bank of the New Selling Subsidiary and the New Selling Subsidiary;

                             (x) Favorable opinions of Weil, Gotshal & Manges, counsel to the Seller and the New Selling Subsidiary, in substantially the form contemplated by Exhibit G to the Agreements and as to such other matters as the Agent or the Co-Agent may reasonably request;

                            (xi) A favorable opinion of Shearman & Sterling, counsel for the Agent, as the Agent may reasonably request; and

                           (xii) A certificate signed by a duly authorized officer of the Seller stating that:

                                  (A)      The representations and warranties
                          contained in the Agreements as amended by this Second Amendment and in the Selling Subsidiary Letters under the Agreements are correct on and as of the date of such certificate as though made on and as of such date, and

                                  (B)      No event has occurred and is
                          continuing which constitutes an Event of Termination or Potential Event of Termination under either Agreement; and

                 (c) the fees payable to the Agent and the Co-Agent, respectively, referred to in the respective letter agreements dated as of the date hereof between the Seller and the Agent and the Co-Agent, respectively, shall have been paid by the Seller.

                 SECTION 6. Representations and Warranties of the Seller. The Seller represents and warrants (including without limitation for purposes of Section 7.01(b) of the Agreements) as follows:

                 (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Second Amendment.

                 (b) The execution, delivery and performance by the Seller of this Second Amendment and the Selling Subsidiary Letters of the New Selling Subsidiary, and the performance by the Seller of the Agreements and the Fee Letter as amended by this Second Amendment, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Seller's charter or by-laws or law or any contractual restriction binding on or affecting the Seller, or (ii) result in or require the creation of any Adverse Claim upon or with respect to any of its properties (other than pursuant thereto), or (iii) require compliance with any bulk sales act or similar law.

                 (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Second Amendment or the Selling Subsidiary Letters of the New Selling Subsidiary or the performance by the Seller of the Agreements or the Fee Letter as amended by this Second Amendment, except for the filing of the UCC Financing Statements referred to in Section 5, all of which, at the time required in Section 5, shall be duly made and shall be in full force and effect.

                 (d) This Second Amendment, the Selling Subsidiary Letters of the New Selling Subsidiary and the Agreements and the Fee Letter as amended by this Second Amendment constitute the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

                 (e) The indebtedness invoiced and accounted for at the Seller's Eagan warehouse is serviced in a manner substantially similar to the other indebtedness constituting "Pool Receivables" under the Agreements.

                 SECTION 7. Reference to and Effect on the Agreements, the Asset Purchase Agreement and the Fee Letter. (a) Upon the effectiveness of Sections 1, 2, 3 and 4 hereof, on and after the date of this Second Amendment, each reference in either Agreement or the Asset Purchase Agreement or the Fee Letter to "this Agreement" (or in the case of the Fee Letter, "this letter"), "hereunder", "hereof", "herein" or words of like import, and each reference to either Agreement or the Asset Purchase Agreement or the Fee Letter in the other Agreement, the Fee Letter, the Asset Purchase Agreement, any Selling Subsidiary Letter, any letter agreement with any Bank or any other document delivered in connection with either Agreement, shall mean and be a reference to such Agreement or the Asset Purchase Agreement or the Fee Letter, respectively, as amended hereby.

                 (b) Except as specifically amended above, the Agreements, the Certificates, the Fee Letter, the Asset Purchase Agreement, the Selling Subsidiary Letters, the respective letter agreements between the Agent or the Co-Agent, as applicable, and the respective Banks and the other documents delivered in connection with the Agreements are and shall continue to be in full force and effect and are hereby ratified and confirmed.

                 SECTION 8. Costs and Expenses. The Seller agrees to pay on demand all costs and expenses of each of the Agent and the Co-Agent, respectively, in connection with the preparation, execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Co-Agent, respectively, with respect thereto and with respect to advising the Agent or the Co-Agent as to its rights and responsibilities hereunder and thereunder. The Seller further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Second Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.

                 SECTION 9. Execution in Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Second Amendment and the consent referred to below by telefacsimile shall be effective as delivery of a manually executed counterpart of this Second Amendment and such consent.

                 SECTION 10.  Governing Law.  This Second Amendment
shall be governed by and construed in accordance with the laws of the State of New York.

                 IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      FOXMEYER CORPORATION

                                      By:______________________________
                                         Title:


                                      CORPORATE ASSET FUNDING COMPANY, INC.

                                      By:  CITICORP NORTH AMERICA, INC.,
                                           its Attorney-in-Fact

                                           By:__________________________

                                           Vice President


                                      ENTERPRISE FUNDING CORPORATION

                                      By:______________________________
                                         Title:


                                      CITICORP NORTH AMERICA, INC.,
                                      individually and as Agent

                                      By:______________________________

                                         Vice President

COMMITMENTS

$60,000,000                            CITIBANK, N.A.

                                       By:______________________________
                                          Vice President


$50,000,000                            NATIONSBANK OF NORTH CAROLINA,
                                       N.A., individually and as Co-Agent

                                       By:_____________________________
                                          Title:


                                       A SYNDICATE BANKS

$30,000,000                            BANK OF AMERICA ILLINOIS (formerly
                                       Continental Bank N.A.)

                                       By:_____________________________
                                          Title:
                                          Percentage:  25.0%


$15,000,000                            PNC BANK, NATIONAL ASSOCIATION

                                       By:_____________________________
                                          Title:
                                          Percentage:  12.5%


$15,000,000                            FIRST BANK NATIONAL ASSOCIATION

                                       By:_____________________________
                                          Title:
                                          Percentage:  12.5%

                              B SYNDICATE BANKS

$10,000,000                            THE FUJI BANK, LTD. - HOUSTON AGENCY

                                       By:_____________________________
                                          Title:


$10,000,000                            THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

                                       By:_____________________________
                                          Title:


$10,000,000                            THE BANK OF TOKYO, LTD.,
                                        acting through its Dallas Agency

                                       By:_____________________________
                                          Title:

===================

Aggregate Commitments:

$200,000,000

                                   CONSENT

The undersigned consent to the
foregoing Second Amendment as of
the date first above written:

FOXMEYER DRUG COMPANY

By:______________________________
   Title:

HARRIS WHOLESALE COMPANY

By:______________________________
   Title:


MERCHANDISE COORDINATOR SERVICES
CORPORATION

By:______________________________
   Title: